Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan of our report dated January 27, 2004, with respect to the consolidated financial statements of Lockheed Martin Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

April 30, 2004